Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94997, 333-145246, 333-146661, 333-150816, 333-157820, 333-175274, 333-200983, 333-219921, 333-233353) of Immersion Corporation and subsidiaries of our report dated March 5, 2021 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2020.

/s/ ArmaninoLLP
San Jose, California

March 5, 2021